UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

POSITRON CORPORATION

(Name of Registrant As Specified in Charter)

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Peter Campitiello, Esq.

Kane Kessler, P.C.

1350 Avenue of the Americas

New York, New York 10019

Tel: 212-541-6222

Fax: 212-245-3009

POSITRON CORPORATION

530 Oakmont Lane

Westmont, Illinois 60559

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding in excess of two-thirds (2/3) of our outstanding voting capital stock have authorized an amendment to our Certificate of Formation to (i) effectuate a change and reclassification of each four hundred (400) shares of our issued and outstanding common stock (“Common Stock”) into one fully paid and non-assessable share of common stock, par value $0.0001 per share (the “Common Stock”) and (ii) increase the number of shares of Common Stock the Company is authorized to issue from 6,000,000,000 shares to 9,000,000,000.

This action was approved on May 8, 2014, by written consent of our Board of Directors and the affirmative vote of holders of two-thirds of the Company’s voting capital stock (the “Authorizing Shareholders”) in accordance with Sections 6.202, 21.364 and 21.415 of the Texas Business Organizations Code. Our directors and Authorizing Shareholders have approved this action after carefully considering it and concluding that approving the action was in the best interests of our Company and our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date of this Information Statement has been mailed to our shareholders.

This Information Statement is first mailed to you on or about November [●], 2014 (the “Mailing Date”). Pursuant to the Texas Business Organizations Code, we are required to provide prompt notice of the taking of the corporate action without a meeting to the shareholders of record who have not consented in writing to such action. Inasmuch as we will have provided this Information Statement to our shareholders of record on the Mailing Date, no additional action will be undertaken pursuant to such written consent.

Please feel free to call us at (866) 613-7587 should you have any questions on the enclosed Information Statement.

For the Board of Directors of
POSITRON CORPORATION

By:	/s/ Joseph G. Oliverio
Name: Joseph G. Oliverio
Title: Chairman of the Board of Directors

POSITRON CORPORATION

530 Oakmont Lane

Westmont, Illinois 60559

INFORMATION STATEMENT REGARDING

ACTION TO BE TAKEN BY WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the shareholders of Positron Corporation (the “Company”) in connection with an amendment to our Certificate of Formation to (i) effectuate change and reclassification of each four hundred (400) shares of our issued and outstanding common stock, par value $0.0001 per share (the “Common Stock”) into one fully paid and non-assessable share of Common Stock (the “Stock Split); and (ii) to increase the number of shares the Company is authorized to issue from 6,000,000,000 shares to 9,000,000,000 (the “Authorized Increase” and together with the Stock Split, the “Actions”) in compliance with the Texas Business Organizations Code (“BOC”).

“We,” “us,” “our,” the “Registrant” and the “Company” refers to Positron Corporation, a Texas corporation.

SUMMARY OF THE CORPORATE ACTIONS

On May 8, 2014 (the “Date of Action”), our Board of Directors and the holders of more than two-thirds of the Company’s voting capital stock (the “Authorizing Shareholders”) approved the amendment to the Company’s Certificate of Formation, a copy of which is attached hereto as Appendix A, which will authorize the Stock Split and Authorized Increase.

The Actions were approved by written consent of the Authorizing Shareholders, who on that date held approximately 76% of our outstanding voting stock. Pursuant to Texas Business Organizations Code, we are required to provide notice of the taking of the corporate action without a meeting to the shareholders of record who have not consented in writing to such action within six (6) months of taking such action. Inasmuch as we will have provided this Information Statement to our shareholders of record on the Mailing Date, no additional action will be undertaken pursuant to such written consent. Pursuant to the Texas Business Organizations Code, the Stock Split is required to be approved by shareholders holding at least two-thirds of our outstanding Common Stock. This approval could be obtained either by the written consent of the holders of our issued and outstanding voting securities or it could be considered by our shareholders at a special shareholders’ meeting convened for the specific purpose of approving the Actions. The Company’s voting securities consisted of Common Stock, Series A 8% Cumulative Convertible Redeemable Preferred Stock (“Series A Preferred Stock”), Series B Convertible Preferred Stock (“Series B Preferred Stock”), Series H Junior Convertible Preferred Stock (“Series H Preferred Stock”), and Series S Convertible Preferred Stock (“Series S Preferred Stock”). Each share of Common Stock is entitled to one vote per share on any matter requiring shareholder vote. Each Share of Series A Preferred Stock votes on an as converted basis. Each share of Series B is entitled to 100 votes per share on any matter requiring shareholder vote. Each share of Series H Preferred Stock is entitled to 200 votes per share on any matter requiring shareholder vote. Each share of Series S is entitled to 10,000 votes per share on any matter requiring shareholder vote.

In order to eliminate the costs and management time involved in holding a special meeting and to avoid the expense associated with mailing and soliciting proxies, our Board of Directors voted to utilize the written consent of the Authorizing Shareholders. As of the Date of Action, our Authorizing Shareholders consisted of Patrick G. Rooney and Corey N. Conn, who were both executive officers and directors of the Company as of the Date of Action, who approved the Actions along with a majority of the Board of Directors. The elimination of the need for a meeting of shareholders to approve the Actions is made possible by Section 6.202 of the Texas Business Organizations Code, as may be amended, which provides that the certificate of formation of a filing entity may authorize the owners or members of the entity to take action without holding a meeting, providing notice, or taking a vote if owners or members of the entity having at least the minimum number of votes that would be necessary to take the action that is the subject of the consent at a meeting, in which each owner or member entitled to vote on the action is present and votes, sign a written consent or consents stating the action taken.

As of November 6, 2014 (the “Record Date”), there were 5,584,695,123 issued and outstanding shares of our Common Stock, 447,652 shares of Series A Preferred Stock outstanding, 262,485 issued and outstanding shares of our Series B Preferred Stock, no issued and outstanding shares of our Series H Preferred Stock and no issued and outstanding shares of our Series S Preferred Stock.

The date on which this Information Statement was first sent to shareholders is on or about November [●], 2014 (the “Mailing Date”). Inasmuch as we will have provided this Information Statement to our shareholders of record as of the Record Date, no additional action will be undertaken pursuant to such written consent. Pursuant to the Texas Business Organizations Code, we are required to provide notice of the taking of the corporate action without a meeting to the shareholders of record who have not consented in writing to such action. Inasmuch as we will have provided this Information Statement to our shareholders of record on the Mailing Date, no additional action will be undertaken pursuant to such written consent. Shareholders of record on the Record Date who did not consent to the Stock Split are not entitled to dissenter’s rights under Texas law.

The Actions will be effective twenty (20) days after this Information Statement is first mailed to our shareholders. No further vote of our shareholders is required.

THE ACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE ACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ACTION THAT WILL OCCUR IF THE ACTION IS COMPLETED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE ACTION AND THE BACKGROUND OF THIS TRANSACTION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

QUESTIONS AND ANSWERS ABOUT THE ACTIONS

Q. Why did I receive this Information Statement?

A. Applicable laws require us to provide you information regarding the Actions even though your vote is neither required nor requested for the Actions to become effective.

Q. What will I receive if the Actions are completed?

A. Nothing. The Actions will only modify the Certificate of Formation.

Q. When do you expect the Actions to become effective?

A. The Actions will become effective upon the filing of the Action with the Secretary of State of Texas. A copy of the Form of the Restated Certificate of Formation is attached to this Information Statement as Appendix A. We expect to file the Restated Certificate of Formation with the Secretary of State of Texas no less than 20 days after this information statement has been sent to you.

Q. Why am I not being asked to vote?

A. The holders of at least two-thirds of the issued and outstanding shares of voting capital stock have already approved the Actions pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company’s Board of Directors, is sufficient under Texas law, and no further approval by our shareholders is required.

Q. What do I need to do now?

A. Nothing. This information statement is purely for your information and does not require or request you to do anything.

ACTION BY THE BOARD OF DIRECTORS

AND

CONSENTING SHAREHOLDERS

In accordance with Articles 6.202 and 21.415 of the Texas Business Organization Code, the following action was taken based upon the approval of the Company’s Board of Directors and the written consent of two- thirds of the holders of the Company’s voting capital stock. On May 8, 2014, holders of votes in excess of two-thirds (2/3) of our voting shareholders and our Board of Directors, believing it to be in the best interests of the Company and its shareholders, approved the Actions. Specifically, holders of approximately seventy-six percent (76%) of the issued and outstanding voting capital stock of the Company, provided consent to the Action pursuant to Section 21.364 of the BOC which provides that “the vote required for approval of a fundamental action by the shareholders is the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote on the fundamental action”. As noted, members of the Company’s Board of Directors and executive officers holding approximately 76% of the outstanding voting capital stock consented to the Actions.

Effective Time of the Action

We intend to file, as soon as practicable on or after the twentieth (20th) day after this Information Statement is sent to our shareholders, a Restated Certificate of Formation effectuating the Stock Split and Authorized Increase. The Restated Certificate of Formation will become effective at the close of business on the date the Restated Certificate of Formation is accepted for filing by the Secretary of State of Texas. It is presently contemplated that such filing will be made approximately twenty (20) days from the date that this Information Statement is sent to our shareholders. A copy of the Form of the Restated Certificate of Formation is attached to this Information Statement as Appendix A, and is incorporated herein by reference. The text of the Restated Certificate of Formation is subject to modification to include such changes as may be required by the Secretary of State of Texas to effectuate the Actions.

No Appraisal Rights for the Action

Under Texas law, the Company’s shareholders are not entitled to appraisal rights with respect to the Action and the Company will not independently provide shareholders with any such right.

THE ACTIONS

AMENDMENT TO OUR CERTIFICATE OF FORMATION TO

EFFECTUATE A 1-FOR-400 REVERSE STOCK SPLIT

AND INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Basis for Stock Split

The Board of Directors has determined that it will be in the best interest of the shareholders to effectuate a reverse stock split (the “Stock Split”) of our issued and outstanding Common Stock by changing and reclassifying each four hundred (400) shares of our issued and outstanding Common Stock (“Old Shares”) into one (1) fully paid and non-assessable share of Common Stock (“New Shares”) for the purposes stated herein.

The Board of Directors believes that the low per-share market price of the Company’s Common Stock impairs the acceptability of the Common Stock to certain members of the investing public, including institutional investors, as well adversely affecting our ability to raise additional working capital. Because of the current low price of the Company’s Common Stock, the Company’s credibility as a viable business enterprise is negatively impacted. No assurance exists that any positive impact in these or other matters will result from the proposed action. Further, there is no assurance that the Company will not undertake an additional, similar action in the future.

In addition, the Board believes that the Stock Split and anticipated increase per share price of our Common Stock should also enhance the acceptability and marketability of the Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks due to, among other reasons, the trading volatility often associated with lower-priced stocks. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock. It should be noted that the liquidity of our Common Stock may be adversely affected by the proposed Stock Split given the reduced number of shares that will be outstanding after the Stock Split. The Board of Directors is hopeful, however, that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above. No assurance exists that the opinions of the Company will prove correct.

Basis for Authorized Increase

The purpose of the Authorized Increase is to increase the number of shares of the Company’s capital stock available for issuance to investors who agree to provide the Company with the funding it requires to continue its operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions under which the Company’s Board of Directors may determine is in the best interest of the Company and its stockholder to issue shares of capital stock.  As of the date of this Information Statement, the Company has not identified any potential investors and has not entered into any agreements relating to any potential investment in the Company or otherwise pursuant to which the Company will issue shares of capital stock.

The Authorized Increase will not have any immediate effect on the rights of existing stockholders, but may have a dilutive effect on the Company’s existing stockholders if additional shares are issued.

We are not increasing our authorized common stock to construct or enable any anti-takeover defense or mechanism on behalf of the Company.  While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

On November 6, 2014, there were 5,584,695,123 shares of Common Stock issued and outstanding. Following the Stock Split and the Authorized Increase, the Company will have approximately 13,961,738 shares of Common Stock issued and outstanding and 8,988,603,262 shares of Common Stock available for issuance, excluding shares reserved for issuance.

For these reasons the Board of Directors has chosen to adopt and recommend the Stock Split and the Authorized Increase. The Company is not, however, a party to any binding agreement, acquisition agreement or agreement to raise additional working capital other than which has been publicly announced, nor can we be certain that the Stock Split will have a long-term positive effect on the market price of the Common Stock or increase the Company’s abilities to enter into financing arrangements in the future.

The Stock Split will affect all of the holders of our Common Stock uniformly. Any fractional shares existing as a result of the Stock Split shall be rounded to the next higher whole number to those shareholders who are entitled to receive them as a consequence of the Stock Split. On the effective date of the Stock Split, each shareholder will own a reduced number of shares of our Common Stock, but will hold the same percentage of the outstanding Common Stock as the shareholder held prior to the Effective Date. The Stock Split will increase the number of shareholders who own odd-lots. An odd-lot is fewer than 100 shares. Such shareholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

On the effective date of the Stock Split (the “Split Effective Date”), the stated capital on the Company’s balance sheet attributable to Common Stock will be reduced in proportion with the Stock Split and additional paid-in capital account will be credited with the amount by which the stated capital is reduced. These accounting entries will have no impact on total shareholders’ equity. All share and per share information will be retroactively adjusted following the Split Effective Date to reflect the Stock Split for all periods presented in future filings.

The availability of additional authorized shares will also allow the Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by the shareholders or the time delay involved in obtaining shareholder approval (except to the extent that approval is otherwise required by applicable law). Such purposes could include meeting requirements for capital expenditures or working capital or, depending on the market conditions, effecting future acquisitions of other businesses through the issuance of shares of our Common Stock or securities convertible into shares of our Common Stock.

Anti-Takeover Effects of the Stock Split and the Authorized Increase

Because the Stock Split and the Authorized Increase result in a decreased number of issued and outstanding shares of the Company’s Common Stock and an increased number of authorized shares available for issuance, they may be construed as having an anti-takeover effect. Although neither the Stock Split nor the Authorized Increase are not being undertaken by the Board for this purpose, in the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Company’s Bylaws or certain provisions of the Company’s Certificate of Formation would not receive the requisite vote. Such uses of the Company’s Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company if such transactions were opposed by the Board of Directors. However, it is also possible that an indirect result of the anti-takeover effect of the Stock Split could be that shareholders will be denied the opportunity to obtain any advantages of a hostile takeover, including, but not limited to, receiving a premium to the then current market price of our Common Stock, if the same was so offered by a party attempting a hostile takeover of our company. We are not aware of any party’s interest in or efforts to engage in a hostile takeover attempt as of the date of this Information Statement.

Summary of the Actions

The Actions will have the following effects upon the Common Stock:

1.	The number of shares owned by each holder of Common Stock will be reduced by a multiple of four hundred (400);

2.	The number of shares of Common Stock which will be issued and outstanding after the Stock Split will be reduced from 5,584,695,123 shares of our Common Stock to approximately 13,961,738 shares, subject to rounding;

3.	1,295,250 shares of Common Stock reserved for issuance (assuming that there are 9,000,000,000 shares of common stock authorized);

4.	4,500 shares of Preferred Stock reserved for issuance;

5.	The per share loss and net book value of the Common Stock will be increased because there will be a lesser number of shares of our Common Stock outstanding;

6.	The par value of the Common Stock will remain $0.0001 per share;

7.	The stated capital on the Company’s balance sheet attributable to the Common Stock will be decreased four hundred (400) times its present amount and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased; and

8.	All outstanding options, warrants, and convertible securities entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise thereof, four hundred (400) times fewer of the number of shares of Common Stock which such holders would have been able to purchase upon exercise thereof immediately preceding the Stock Split, at the same aggregate price required to be paid therefore upon exercise thereof immediately preceding the Stock Split; and

9.	Because the market price of the Common Stock is also based on factors which may be unrelated to the number of shares outstanding, including our performance, general economic and market conditions and other factors, many of which are beyond our control, the market price per new share of the New Shares may not rise or remain constant in proportion to the reduction in the number of Old Shares outstanding before the Stock Split. Accordingly, the total market capitalization of Common Stock after the Stock Split may be lower than the total market capitalization before the Stock Split. In the future, the market price of Common Stock following the Reverse Stock Split may not equal or exceed the market price prior to the Stock Split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before a split.

There are currently no proposals or arrangements, written or otherwise, to issue additional shares of our Common Stock at this time. However, should we issue additional shares of stock in the future, this could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock.

DESCRIPTION OF SECURITIES

Description of Common Stock

Number of Authorized and Outstanding Shares. The Company’s Certificate of Formation currently authorizes the issuance of 6,000,000,000 shares of Common Stock, $0.0001 par value per share, of which 5,584,695,123 shares were outstanding on November 6, 2014. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Voting Rights. Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of Common Stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Other. Holders of Common Stock have no cumulative voting rights. Holders of Common Stock have no preemptive rights to purchase the Company’s Common Stock. There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

Transfer Agent. Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state security laws. The Company’s transfer agent for its Common Stock is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004, (212) 509-4000.

Description of Preferred Stock

The Company’s Certificate of Formation currently authorizes the issuance of 20,000,000 shares of preferred stock from time to time in one or more series. The Board of Directors is authorized to determine, prior to issuing any such series of preferred stock and without any vote or action by the shareholders, the rights, preferences, privileges and restrictions of the shares of such series, including dividend rights, voting rights, terms of redemption, the provisions of any purchase, retirement or sinking fund to be provided for the shares of any series, conversion and exchange rights, the preferences upon any distribution of the assets of the Company, including in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the preferences and relative rights among each series of preferred stock. The Board of Directors has designated the following series of preferred stock:

(i) 5,450,000 shares of Series A 8% Convertible Redeemable Preferred Stock (“Series A”), of which 440,932 shares are outstanding. Holders of the Series A have no voting rights but may vote on a converted basis on any matter requiring shareholder vote. The Series A is senior to the Company’s Common Stock in liquidation. While the Series A is outstanding or any dividends thereon remain unpaid, no Common Stock dividends may be paid or declared by the Company. The Series A may be redeemed in whole or in part, at the option of the Company, at any time subsequent to March 1998 at a price of $1.46 per share plus any undeclared and/or unpaid dividends to the date of redemption. Redemption requires at least 30 days advanced notice and notice may only be given if the Company’s Common Stock has closed above $2.00 per share for the twenty consecutive trading days prior to the notice.

(ii) 9,000,000 shares of Series B Preferred Stock (“Series B”), of which 262,485 shares are outstanding. Holders of the Series B are entitled to 100 votes per share on all matters requiring shareholder vote. Each share of Series B $1.00 par value is convertible into 100 shares of the Company’s Common Stock. The Series B is senior to the Company’s Common Stock and junior in priority to the Company’s Series A and Series G in liquidation. Holders of the Series B Preferred Stock are entitled to 100 votes per share on all matters requiring shareholder vote. While the Series B is outstanding, no Common Stock dividends may be paid or declared by the Company.  The Series B may be redeemed in whole or in part, at the option of the Company, at any time at a price of $1.00 per share.

(iii) 15,000,000 Series H Junior Convertible Preferred Stock (“Series H”), of which no shares are outstanding. Holders of the Series H are entitled to 200 votes per share on all matters which holders of Common Stock are entitled to vote. Each share of Series H is convertible into shares of Common Stock at the rate of the number of shares of Series H being converted multiplied by $0.10 and divided by the seventy percent (70%) of the daily weighted volume average of the three trading days prior to conversion. The Series H rank junior as to dividends and distribution of assets of the Company, to the Common Stock, the Series A, Series B, Series G and Series S.

(iv) 100,000 Series S Convertible Preferred Stock (“Series S”), of which no shares are outstanding. Holders of the Series S are entitled to 10,000 votes per share on all matters requiring shareholder vote. Each share of Series S, $1.00 par value per share, is convertible into 10,000 shares of the Company’s Common Stock, subject to adjustment. The Series S is senior to the Company’s Common Stock and junior in priority to the Company’s Series A, Series B and Series in liquidation.  While Series S is outstanding no Common Stock dividends may be paid or declared by the Company.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November 6, 2014, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) who is known to the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities, and as to those shares of the Company’s equity securities beneficially owned by each its directors, the executive officers of the Company and all of its directors and executive officers of the Company and all of its directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to the directors and officers of the Company, is based on a review of statements filed, with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to the Company’s Common Stock.

Name of Beneficial Owner		Title of Class	Beneficial Ownership (a)	Number of Shares Subject to Options, Warrants and Convertible Preferred Stock Exercisable	Percent of Class (b)
Imagin Diagnostic Centres, Inc.	(c)	Common	750,000	0	*%
		Series B Preferred	2,622,502	262,250,200
Joseph G. Oliverio	(d)	Common	0	75,000,000	*%
Corey N. Conn	(e)	Common	813,311,111	85,500,000	15.6%
Sachio Okamura	(f)	Common	0	2,500,000	*
Dr. Anthony C. Nicholls	(g)	Common	0	1,500,000	*
Jason M. Kitten	(h)	Common	5,000,000	7,500,000	*
All Directors and Executive Officers as a Group		Common	818,311,111	170,500,000	17.2%

* Does not exceed 1% of the referenced class of securities.

(a) Security ownership is direct unless indicated otherwise. Security ownership information for beneficial owners is taken from statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), 13(g) and 16(a) and/or information made known to the Company.

(b) For each shareholder, the calculation of beneficial ownership is based upon 5,584,695,123 shares of Common Stock outstanding as of November 6, 2014, and shares of Common Stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. Each share of Series A Preferred Stock converts into one fully paid and non-assessable shares of Common Stock. Each share of Series B Convertible Preferred Stock converts into one hundred (100) shares of Common Stock.

(c) Includes 750,000 shares owned directly, and 262,250,200 shares issuable upon full conversion of 2,622,502 shares of Series B Preferred Stock.  The last known address for Imagin Diagnostic Centres, Inc. (“IDC”) is 3014 - 610 Granville St., Vancouver, British Columbia, V6C 3T3, Canada. To our best knowledge, Gregory Pappas is the Chief Executive Officer and holds voting and dispositive power for IDC.

(d) Includes 55,000,000 shares of Common Stock issuable upon full conversion of 550,000 Series B shares that may be acquired by Mr. Oliverio pursuant to stock options that are exercisable until December 31, 2014 and 20,000,000 shares of Common Stock options pursuant to 2012 Equity Incentive Plan that are exercisable until January 17, 2015.

(e) Includes 55,000,000 shares of Common Stock issuable upon full conversion of 550,000 Series B shares that may be acquired by Mr. Conn pursuant to stock options that are exercisable until December 31, 2014, warrants to purchase 10,500,000 shares of Common Stock at the exercise price of $.01 which expire on December 31, 2014, and 20,000,000 shares of Common Stock options pursuant to 2012 Equity Incentive Plan that are exercisable until January 17, 2015. Also includes 607,200,000 shares of Common Stock held by Pacno Family Trust over which Mr. Conn holds voting and dispositive power.

(f) Includes 2,500,000 shares of Common Stock issuable upon full conversion of 25,000 Series B shares that may be acquired by Mr. Okamura pursuant to stock options that are exercisable until December 31, 2014.

(g) Includes 1,500,000 shares of Common Stock issuable upon full conversion of 15,000 Series B shares that may be acquired by Dr. Nicholls pursuant to stock options that are exercisable until December 31, 2014.

(h) Includes 2,500,000 shares of Common Stock that may be acquired by Mr. Kitten pursuant to stock options that are exercisable until January 17, 2015.

The address for all officers and directors of the Company is 530 Oakmont Lane, Westmont, IL 60559.

ANNUAL AND QUARTERLY REPORTS; INCORPORATION BY REFERENCE AND WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is required to file annual, quarterly and special reports, and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any document the Company filed at the SEC’s public reference rooms at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at (202) 942-8088 for more information on the operation of the public reference rooms. Copies of the Company’s SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Information Statement, except to the extent any information is superseded by this Information Statement. The following documents which have been filed by the Company with the Securities and Exchange Commission (SEC File Number 0000844985 and contain important information about the Company and its finances, are incorporated into this Information Statement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, was filed with the Commission on March 31, 2014.

•	Our Quarterly Reports on Form 10-Q filed for the quarters ending September 30, 2013, March 31, 2014 and June 30, 2014, were filed with the Commission on November 14, 2013, May 15, 2014 (as amended on May 16, 2014) and August 14, 2014, respectively.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Information Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement. The Annual Report incorporated by reference into this Information Statement is being delivered to our stockholders along with this Information Statement.

SCHEDULE OF APPENDICES

Appendix A	Certificate of Amendment to Certificate of Formation of Positron Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Information Statement on Schedule 14C to be signed on its behalf by the undersigned hereunto duly authorized.

POSITRON CORPORATION

November [●], 2014	By:	/s/ Joseph G. Oliverio
Name: Joseph G. Oliverio
Title: President, Chairman

APPENDIX A

Certificate of Amendment to Certificate of Formation

Form 424 (Revised 05/11)	Certificate of Amendment	This space reserved for office use.
Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709
Filing Fee: See instructions

Entity Information
The name of the filing entity is:
Positron Corporation
State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.
The filing entity is a: (Select the appropriate entity type below.)
☒ For-profit Corporation	☐ Professional Corporation
☐ Nonprofit Corporation	☐ Professional Limited Liability Company
☐ Cooperative Association	☐ Professional Association
☐ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is:	68404700
The date of formation of the entity is:	December 20, 1983

Amendments

1.  Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2.  Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity.  The article or provision is amended to read as follows:

Registered Agent (Complete either A or B, but not both. Also complete C.)
☒ A. The registered agent is an organization (cannot be entity named above) by the name of:

VCorp Services, LLC
OR
☐ B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

TX
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☒ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:
Please add Section D to Article IV as follows: (Balance of Amendment Attached.)

☒ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:
ARTICLE IV (Balance of Amendment Attached.)

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:
The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date:
By:

Signature of authorized person

Printed or typed name of authorized person (see instructions)

CERTIFICATE OF AMENDMENT

OF

POSITRON CORPORATION

Please add the following provision as Section D to Article IV as follows:

D. (a) Authorized Capital Stock. The total number of shares of all classes of stock that the corporation shall be authorized to issue is 9,020,000,000 shares, of which 9,000,000,000 shares of common stock par value $0.0001 per share (“Common Stock”) and (b) 20,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) of which 5,450,000 have been designated as Series A Preferred Stock, 9,000,000 shares have been designated as Series B Preferred Stock, 15,000,000 shares have been designated as Series H Preferred Stock and 100,000 shares have been designated as Series S Preferred Stock.

(b) Common Stock Split. Effective upon the filing of the Certificate of Amendment to the Certificate of Formation (the "Effective Time"), a one for four hundred (100) reverse stock split of the Common Stock will be effectuated. As of the Effective Time, every four hundred (400) shares of Common Stock issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") will be automatically and without any action on the part of the holder thereof reclassified as and converted into one share of Common Stock (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified. All fractional shares of Common Stock shall be rounded to the next higher whole number of shares of Common Stock. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting the exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that the taxes are not payable. From and after the Effective Time the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.